                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004



                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                      THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report
(Date of earliest event reported) October 6, 1997
                                  ----------------



                           GENERAL MOTORS CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     STATE OF DELAWARE                  1-143                 38-0572515
----------------------------   ------------------------   -------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)



 100 Renaissance Center, Detroit, Michigan                   48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5.  OTHER EVENTS


          (a) On October 6, 1997, General Motors Corporation issued the following news release on the subject of the Hughes transactions:

                GM Board approves terms of Hughes transactions

  DETROIT -- The General Motors Corporation (NYSE:GM, GMH) Board of Directors today approved final terms of a series of related strategic transactions involving the company's Hughes Electronics subsidiary.

  "These transactions address strategic challenges facing the three principal businesses of Hughes Electronics, and unlock stockholder value at GM," said GM Chairman, Chief Executive Officer and President John F. Smith, Jr.

  "We've done a lot of work to move these transactions forward," he said. "Our objective was to reposition and strengthen certain GM business units in a way that would benefit our stockholders."

  GM expects to mail to its common stockholders a solicitation statement/prospectus, which contains complete information on the transactions, in early November. The transactions could be closed before the end of the year.

  The following transactions were approved by the GM Board of Directors:

  The spin-off of the defense electronics business of Hughes Electronics, known as Hughes Defense, to GM common stockholders. Holders of GM $1-2/3 and Class H common stocks would receive a distribution of all of the Class A common stock of Hughes Defense. The stock to be distributed would have a total value of approximately $6.2 billion. Also, proceeds of about $3.9 billion from new debt to be incurred by Hughes Defense just prior to the spin-off would be allocated to Hughes Electronics. Hughes Defense would then merge with Raytheon Company in a transaction with an estimated value of $10.1 billion. Current Raytheon stockholders would receive all of the Class B common stock of the merged company.

  The transfer of Delco Electronics, GM's automotive electronics business, from Hughes Electronics to General Motors. The current 25.6 percent tracking-stock interest in the earnings of Delco Electronics currently held by Class H common stockholders will be transferred to holders of GM $1-2/3 common stock. To compensate for the transfer of Delco, GM Class H common stockholders would receive additional shares of Hughes Defense Class A stock. Delco would be integrated into GM's Delphi Automotive Systems. The combination of Delco with Delphi would better position these businesses to participate in the component industry trend toward integrated automotive systems.

  The recapitalization of GM Class H common stock into a new class of GM common stock. The new stock would represent an approximate 25.6 percent tracking-stock interest in the telecommunications and space business of Hughes Electronics. Hughes Electronics would remain a wholly owned subsidiary of GM. These transactions will enhance the growth potential of Hughes Electronics in the expanding global telecommunications market through an additional $3.9 billion in capital funding and the dedicated attention of senior management.

  All of the values described in this press release are estimates based on a Raytheon stock price of approximately $60 ($59-15/16 on Oct. 3, 1997). These values would be altered by any change in the market price of Raytheon stock between now and the effective date of the merger.

Defense spin-off and merger
---------------------------

  The principal reason GM is proposing these transactions at this time is to allow Hughes Defense to merge with Raytheon so that the newly combined company will be able to compete more effectively in the U.S. defense industry where significant consolidation has been occurring. Both classes of GM stockholders would be able to participate in the benefits of the spin-off and merger because they will receive a tax-free distribution of stock in Hughes Defense, which will then merge with Raytheon.

  The total value of the spin-off and merger to GM and its common stockholders is estimated to be $10.1 billion. The value of this transaction is comprised of the following two components:

  The value of the Class A common stock of Hughes Defense to be distributed to GM stockholders in the spin-off, which is estimated to be approximately $6.2 billion;

  The total amount of new debt to be incurred by Hughes Defense just prior to its spin-off, which is estimated to be $3.9 billion. GM would use the proceeds of this new debt to fund Hughes Electronics' telecommunications and space business.

Distribution ratio
------------------

  GM will allocate the Class A stock of Hughes Defense between its two classes of common stockholders using a "distribution ratio." The GM Board of Directors today approved the formula to be used to determine this distribution ratio, and concluded that the Hughes transactions are fair to, and in the best interests of, holders of both classes of GM common stock. GM would distribute a total of approximately 103 million shares of Class A common stock of Hughes Defense, which will represent about 30 percent of the total equity of the combined Hughes Defense/Raytheon company, to its GM $1-2/3 and Class H common stockholders if they approve the transactions.

  The distribution to GM Class H common stockholders will account for their tracking stock interest (currently about 25.6 percent) in Hughes Defense, plus an additional amount valued at approximately $1.664 billion to compensate for the elimination of their tracking stock interest in Delco Electronics and other factors. The GM board has determined that the total value of Delco Electronics and "other factors" related to this transaction is $6.5 billion -- of which $1.664 billion represents the Class H stockholder's 25.6 percent tracking-stock interest. GM $1-2/3 common stockholders would receive the remaining shares of Class A stock.

  The final distribution ratio must be determined at a later date because one component of the formula is the 30-day average closing market price of Raytheon common stock just prior to the effective date of the merger. The approximate distribution of Hughes Defense Class A common stock to GM common stockholders, using a Raytheon stock price of $60 per share for illustrative purposes only, is as follows:

  GM Class H common stockholders would receive 54 million shares of Class A common stock of Hughes Defense, or approximately 52 percent of the total number of Class A common stock shares. GM $1-2/3 stockholders would receive 49 million shares, or approximately 48 percent of the total number of Class A shares. The approximate per-share dollar amounts of the distributions are $31.63 to holders of GM Class H common stock, and $4.12 to holders of GM $1-2/3 stock.

New GM Class H common stock
---------------------------

   GM's Class H common stock would be recapitalized into a "New GM Class H" common stock on a one-for-one share basis. The new stock would represent an approximate 25.6 percent tracking-stock interest in the telecommunications and space business of Hughes Electronics, and will be traded on the New York Stock Exchange under the symbol "GMH". The characteristics of GM's proposed New Class H common stock are fully described in the prospectus.

   "The telecommunications and space industry presents significant growth opportunities for Hughes Electronics," said Hughes Electronics Chairman C. Michael Armstrong. "The industry is experiencing a period of rapid expansion and change, providing many opportunities for strategic growth as well as vigorous competition. Our strategy in telecommunications is to focus Hughes' strengths in satellite technology in order to secure a leadership position in the emerging telecommunications products and services area."

   Armstrong added that because this growth strategy will require significant capital, Hughes Electronics would receive about $3.9 billion in new funds from the proceeds of the transactions proposed. In addition, it is expected that future earnings at Hughes Electronics would be retained for the development of the business; accordingly, no cash dividends are anticipated initially on the new Class H stock.

   "GM remains committed to supporting the Hughes telecommunications and space business to ensure that it achieves its strong growth potential," said GM Chairman Smith. "Through Hughes, GM is in a position to participate in the long-term growth of this dynamic business."

   Holders of the new GM Class H common stock will be offered the opportunity for "book-entry ownership," through a direct registration system, which allows stock ownership without certificates. Book-entry ownership is expected to provide benefits to stockholders, as well as to GM. By implementing book-entry, GM's transfer agent will be able to process stock transfers and sales electronically and reduce costs associated with the issuance and delivery of physical certificates.

Automotive Electronics
----------------------

   The integration of Delco's automotive electronics capability with Delphi's systems and components expertise would create a premier global automotive systems supplier. The combination would also allow Delco and Delphi to compete more effectively in markets worldwide by developing new electronically enhanced vehicle systems with improved functionality, lower cost, and higher quality. In addition, the integration of administration and operations will allow the businesses to realize significant structural cost savings.

   "Our first priority is to successfully integrate Delco and Delphi to create a `smart parts' powerhouse that will focus on high growth opportunities in the automotive electronics and components sector," said Smith. "Our next priority will be to demonstrate the competitiveness of the combined operations. Only then will we be able to consider the future timing of a possible partial public offering of the combined businesses."

Record dates
------------

   The proposal will be submitted to GM $1-2/3 and Class H common stockholders of record on October 15, 1997 for their approval. In order for GM stockholders to receive the distribution of Class A common stock of Hughes Defense, they must be holders of record at the time the merger becomes effective.

Regulatory reviews
------------------

   General Motors received a private letter ruling from the U.S. Internal Revenue Service in July 1997, confirming that the spin-off of Hughes Defense would be tax free to GM and its stockholders for U.S. federal income tax purposes. In addition, GM and Raytheon have reached a preliminary agreement with the U.S. Department of Justice and U.S. Department of Defense regarding the basis upon which the merger of Hughes Defense and Raytheon can proceed. The preliminary agreement contemplates certain divestitures and operating agreements, the implementation of which will not be materially adverse to the businesses when merged. GM and Raytheon expect to finalize the agreement and antitrust clearance later this month.

   GM and Hughes Defense (in the name of H.E. Holdings) filed registration statements today with the U.S. Securities and Exchange Commission (SEC), including a preliminary solicitation statement. The registration statements have not yet become effective.

   No offering of Hughes Defense common stock or the new GM Class H common stock and no solicitation of any proxy or written consent will be made except by means of the solicitation statement/prospectus, and no sale of such securities or solicitation of any proxy or written consent may be made prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, or the solicitation of a proxy or written consent, nor shall there be any sale of such securities in any state in which sale or solicitation of sale would be unlawful prior to registration or qualification under the securities law of any such state.

Forward looking statements
--------------------------

   Statements made herein concerning the expected benefits of the proposed transactions, including the spin-off and merger of Hughes Defense, the growth strategy of Hughes Electronics and the integration of Delco and Delphi, constitute forward-looking information. The realization of benefits from these transactions is subject to numerous uncertainties and risks which are described in GM's filings with the Securities and Exchange Commission and which will be described in the consent solicitation statement/prospectus for the transactions.

                                *      *      *

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GENERAL MOTORS CORPORATION
                                     --------------------------
                                            (Registrant)
Date   October 6, 1997
       -----------------
                                     By
                                     /s/Peter R. Bible
                                     -------------------------------
                                     (Peter R. Bible,
                                      Chief Accounting Officer)